UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2004 (December 21, 2004)

PACKETEER, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-26785	77-0420107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10201 NORTH DE ANZA BLVD.
CUPERTINO, CALIFORNIA 95014
(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 873-4400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 21, 2004, Packeteer, Inc., a Delaware corporation (“Packeteer”) entered into an Agreement and Plan of Reorganization (the “Agreement”) by and among Packeteer, P Acquisition Corporation, a California corporation and wholly-owned subsidiary of Packeteer (“Merger Sub”), Mentat, Inc., a California corporation (“Mentat”), and certain shareholders of Mentat.

Pursuant to the Agreement, Mentat and Merger Sub shall combine into a single company through the statutory merger of Merger Sub with and into Mentat, with Mentat as the surviving corporation. The Agreement provides, among other things, that the outstanding shares of Mentat’s Common Stock shall be converted into the right to receive approximately $16.5 million in cash. In addition, Packeteer will pay approximately $3.5 million in retention bonuses to Mentat employees in both cash and restricted stock, with the majority being paid over the next two years.

Mentat and Packeteer have made customary representations, warranties and covenants in the Agreement.

A copy of the press release announcing the Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.01 Acquisition or Disposition of Assets

On December 22, 2004, Packeteer, Inc., announced that, through its wholly owned subsidiary, P Acquisition Corporation, it has completed the acquisition of Mentat, Inc. a privately held company in Los Angeles, California, as described in Item 1.01 above. Mentat is a technology leader in protocol acceleration technologies and transparent proxies, providing high-performance networking solutions for satellite and high-latency network links. The acquisition extends Packeteer’s intellectual property and provides advanced acceleration capabilities for new WAN performance solutions for global enterprise customers.

As described in Item 1.01 above, under the terms of the agreement, Packeteer will pay approximately $16.5 million in cash to acquire all the outstanding shares of Mentat. In addition, Packeteer will pay approximately $3.5 million in retention bonuses to Mentat employees in both cash and restricted stock, with the majority being paid over the next two years.

Packeteer will fund the cash portion of the initial proceeds from its current investments.

Neither Mentat nor its shareholders have any prior relationship with Packeteer, Inc.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit
Number	Description
99.1	Press Release of Packeteer, Inc. dated December 22, 2004 announcing the acquisition of Mentat, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2004

Packeteer, Inc.

By:	/s/ David C. Yntema

Name: David C. Yntema Title: Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of Packeteer, Inc. dated December 22, 2004 announcing the acquisition of Mentat, Inc.